Exhibit 99.1

WEX Inc. Reports Third Quarter 2025 Financial Results

Revenue of $692 million increased 3.9% compared to the prior year
GAAP net income of $2.30 per diluted share and adjusted net income of $4.59 per diluted share
GAAP operating income margin of 26.5% and adjusted operating income margin of 39.5%
Raises full year 2025 revenue guidance to $2.63 billion to $2.65 billion and adjusted net income guidance to $15.76 to $15.96 per diluted share
Separately, announced the appointment of David Foss to Board of Directors effective November 3, 2025
PORTLAND, Maine - October 29, 2025 - WEX (NYSE: WEX), the global commerce platform that simplifies the business of running a business, today reported financial results for the three months ended September 30, 2025.

“Our strategy to return to revenue growth was demonstrated in the third quarter with both revenue and earnings exceeding the high end of our guidance ranges,” said Melissa Smith, WEX’s Chair, Chief Executive Officer, and President. “We are focused on driving continued momentum by executing on our three strategic pillars: amplifying our core business, expanding our reach, and accelerating innovation. The third quarter marked a turning point with acceleration in revenue growth, and we are confident in our ability to deliver sustainable growth, attractive margins, and robust cash flow for our shareholders. Thank you to our more than 6,500 WEXers for their continued innovation, execution, and passion in support of our valued customers’ success around the world.”

Third Quarter 2025 Financial Results
(Results are compared to the prior year period unless otherwise noted)

Total revenue for the third quarter of 2025 of $691.8 million increased 3.9%, driven by strength across the Benefits and Corporate Payments segments. The revenue increase in the quarter includes a $6.0 million unfavorable impact from fuel prices and spreads and a $2.7 million favorable impact from foreign exchange rates.

Net income was $80.3 million, or $2.30 per diluted share, a decrease of 8.7%. Adjusted net income was $159.7 million, or $4.59 per diluted share, up 5.5%. Operating income margin was 26.5% compared to 29.5%. Total adjusted operating income margin was 39.5% compared to 44.0%1.

Third Quarter 2025 Performance Metrics and Segment Results
(Results are compared to the prior year period unless otherwise noted)

Consolidated
•Total volume across all segments was $66.2 billion, an increase of 6.3%.

Mobility Segment
Delivers fleet payment solutions, transaction processing, and data-driven insights to more than 600,000 fleet customers globally.

•Revenue of $360.8 million increased 1.0%.
•Operating income margin of 30.9% and adjusted operating income margin of 40.7%.
•Payment processing transactions of 140.0 million decreased 4.5%.

Benefits Segment
Simplifies the complex world of employee benefits administration and offers a comprehensive platform that spans HSAs, FSAs, HRAs, COBRA, and Benefit Enrollment and administration.

•Revenue of $198.1 million increased 9.2%.
•Operating income margin of 28.7% and adjusted operating income margin of 43.8%.
•Average number of Software-as-a-Service (SaaS) accounts of 21.5 million grew 6.0%.
•Average HSA custodial cash assets were $4.8 billion, an increase of 11.4%.

1 See Exhibit 1 of this press release for a full explanation and reconciliation of the non-GAAP financial measures, adjusted net income, adjusted net income per diluted share, total segment adjusted operating income, and adjusted operating income to the most directly comparable GAAP financial measures. See Exhibit 5 of this press release for information on the calculation of adjusted operating income margin.

Corporate Payments Segment
Provides automated payment solutions for businesses and government agencies through simplifying the business-to-business (B2B) payments process by digitizing accounts payable (AP) and enabling more efficient and secure transactions.

•Revenue of $132.8 million increased 4.7%.
•Operating income margin of 39.1% and adjusted operating income margin of 48.0%.
•Purchase volume of $23.2 billion decreased 0.9%.
•Total volume processed, including where WEX does not earn interchange revenue, was $43.3 billion, an increase of 10.8%.

Balance Sheet and Cash Flow
(Results are compared to the prior year period unless otherwise noted)

•Cash flow from operating activities in the third quarter of 2025 totaled $376.6 million compared to $3.3 million.
•Adjusted free cash flow totaled $166.2 million compared to $189.5 million2.
•The Company’s leverage ratio, as defined in its Credit Agreement, was 3.25x as of September 30, 2025, down from 3.4x as of June 30, 2025, and down from 3.5x at the end of Q1 2025.

“Our third-quarter results highlight the resiliency of our business,” said Jagtar Narula, WEX’s Chief Financial Officer. “Even amid a challenged macro environment, we’re executing effectively, with sequential improvements and new business wins driving momentum. We remain focused on disciplined investment in our core and maintaining financial flexibility, positioning WEX to capture growth and operating leverage as market conditions improve.”

Financial Guidance and Assumptions
The Company provides revenue guidance on a GAAP basis and earnings guidance on a non-GAAP basis, due to the uncertainty and the indeterminate amount of certain elements that are included in reported GAAP earnings.

•For the fourth quarter of 2025, the Company expects revenue in the range of $646 million to $666 million and adjusted net income in the range of $3.76 to $3.96 per diluted share.
•For the full year 2025, the Company now expects revenue in the range of $2.63 billion to $2.65 billion compared with the prior guidance of $2.61 billion to $2.65 billion issued in connection with our second quarter 2025 financial results. Adjusted net income is now expected to be in the range of $15.76 to $15.96 per diluted share, up from the prior range of $15.37 to $15.77.

The company’s guidance is based on the following assumptions:

•U.S. retail fuel prices of $3.09 and $3.27 per gallon, respectively, for the fourth quarter and full year 2025 based on the applicable NYMEX futures price from the week of October 20, 2025.
•Adjusted net income tax rate of 25.0% for both the fourth quarter and full year.
•Mobility credit losses will range from 14 to 19 basis points for the fourth quarter and 13 to 14 basis points for the full year.
•Weighted average diluted shares outstanding of 34.9 million and 35.9 million for the fourth quarter and the full year, respectively.

The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, debt restructuring costs and debt issuance cost amortization, tax related items and certain other non-operating items and non-recurring or non-cash operating charges that are not core to our operations, as applicable depending on the period presented. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including, but not limited to, foreign currency exchange rates, unrealized gains and losses on financial instruments, and acquisition and divestiture-related items, which may have a significant impact on our financial results.

Additional Information
Management uses the non-GAAP measures presented within this earnings release to evaluate the Company’s performance on a comparable basis. Management believes that investors may find these measures useful for the same purposes, but cautions that they should not be considered a substitute for, or superior to, disclosure in accordance with GAAP.

Beginning in fiscal year 2024, the Company began utilizing a fixed annual projected long-term non-GAAP tax rate in order to provide better consistency across reporting periods. The fixed annual projected long-term non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant
2 Please see the reconciliation of this non-GAAP measure to operating cash flow in Exhibit 1.

changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. The Company will re-evaluate our long-term rate as appropriate.

To provide investors with additional insight into its operational performance, WEX has included in this earnings release in Exhibit 1, reconciliations of non-GAAP measures referenced in this earnings release; in Exhibit 2, tables illustrating the impact of foreign currency rates and fuel prices for each of our reportable segments for the three and nine months ended September 30, 2025; and in Exhibit 3, a table of selected other metrics for the quarter ended September 30, 2025 and the four preceding quarters. See segment revenue for the three and nine months ended September 30, 2025 and 2024 in Exhibit 4, and information regarding segment adjusted operating income margin and adjusted operating income margin in Exhibit 5.

Conference Call Details and Availability of Supplemental Materials
In conjunction with this announcement, WEX will host a conference call tomorrow, October 30, 2025, at 10:00 a.m. (ET). As previously announced, the conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the WEX website, www.wexinc.com. The live conference call may also be accessed by dialing +1 (888) 596-4144 or +1 (646) 968-2525. The conference ID number is 2902800. The live webcast will be accompanied by presentation slides, which will be made available through the investor relations section of the WEX website on the morning of October 30 prior to the beginning of the webcast.

A replay of the live webcast and the accompanying slides will be available on the Company's website through at least Thursday, November 6, 2025. Concurrent with this release, WEX has posted supplemental materials to the Investor Relations section of its website to assist investors with understanding our results and performance.

About WEX
WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility, and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

Forward-Looking Statements

This earnings release contains forward-looking statements including, but not limited to, statements about management’s plans, goals, expectations, and guidance and assumptions with respect to future financial performance of the Company. Any statements in this earnings release that are not statements of historical facts are forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements. The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this earnings release and in oral statements made by our authorized officers:

•the impact of fluctuations in the amount of fuel purchased and sold by our customers and retail partners, respectively, fuel price volatility, and the actual price of fuel, including fuel spreads in the Company’s international markets, and the resulting impact on the Company’s results, including margins, revenues, and net income;
•the effects of general economic conditions and the amount of business activity in the economies in which we operate, particularly in the U.S., Europe, and the United Kingdom, including, but not limited to, conditions resulting from market volatility, an economic recession, the impact of tariffs or international trade wars, increasing unemployment, and declining consumer confidence, which may lead to, among other things, a decline or stagnation in demand for fuel, corporate payment services, travel-related services, or employee benefits-related products and services;
•the failure to comply with the applicable requirements of Mastercard or Visa contracts and rules;
•the extent to which unpredictable events in the locations in which the Company or the Company’s customers operate or elsewhere may adversely affect the Company’s employees, ability to conduct business, results of operations, and financial condition;
•the impact and size of credit losses, including fraud losses, and other adverse effects if the Company fails to adequately assess and monitor credit risk or fraudulent use of our payment cards or systems;
•the impact of changes to the Company’s credit standards;
•limitations on, or compression of, interchange fees;
•the effect of adverse financial conditions affecting the banking system;
•the impact of the U.S. federal government shutdown;
•the impact of increasing scrutiny with respect to our environmental, social, and governance practices;
•failure to implement new technologies and products;
•the failure to realize or sustain the expected benefits from our cost and organizational operational efficiencies initiatives;
•the failure to compete effectively in order to maintain or renew key customer and partner agreements and relationships, or to maintain volumes under such agreements;
•the ability to attract and retain employees;
•the ability to execute the Company’s business expansion and acquisition efforts and realize the benefits of acquisitions we have completed;
•the failure to achieve commercial and financial benefits as a result of our strategic minority equity investments;
•the impact of foreign currency exchange rates on the Company’s operations, revenue, and income and other risks associated with our operations outside the United States;
•the failure to adequately safeguard custodial HSA assets;
•the incurrence of impairment charges if the Company’s assessment of the fair value of certain of its reporting units changes;
•the uncertainties of investigations and litigation;
•the ability of the Company to protect its intellectual property and other proprietary rights;
•the impact of regulatory capital requirements and other regulatory requirements on the operations of WEX Bank or its ability to make payments to WEX Inc.;
•the impact of the Company’s debt instruments on the Company’s operations;
•the impact of increased leverage on the Company’s operations, results, or borrowing capacity generally;
•our ability to achieve our capital allocation priorities;
•changes in interest rates, including those which we must pay for our deposits, those which we earn on our investment securities, and the resultant potential impacts to our debt securities subject to early call provisions;
•the ability to refinance certain indebtedness or obtain additional financing;
•the actions of regulatory bodies, including tax, banking, and securities regulators, or possible changes in tax, banking, or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent, or other subsidiaries or affiliates;
•the failure to comply with the Treasury Regulations applicable to non-bank custodians;
•the impact from breaches of, or other issues with, the Company’s technology systems or those of its third-party service providers and any resulting negative impact on the Company’s reputation, liabilities, or relationships with customers or merchants;

•the impact of regulatory developments with respect to privacy and data protection;
•the impact of any disruption to the technology and electronic communications networks we rely on;
•the ability to adopt, implement, and use artificial intelligence technologies across our business successfully and ethically;
•the ability to maintain effective systems of internal controls;
•the failure to repurchase shares at favorable prices, if at all;
•the impact of provisions in our charter documents, Delaware law, and applicable banking laws that may delay or prevent our acquisition by a third party; as well as
•other risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 1, 2025 and subsequent filings with the Securities and Exchange Commission.

The forward-looking statements speak only as of the date of the initial filing of this earnings release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

WEX INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues
Payment processing revenue	$301.7	$309.9	$858.8	$930.3
Account servicing revenue	185.3	174.6	542.3	516.5
Finance fee revenue	83.2	70.5	239.3	218.6
Other revenue	121.5	110.5	347.6	326.3
Total revenues	691.8	665.5	1,987.9	1,991.6
Cost of services
Processing costs	163.1	156.0	491.9	489.0
Service fees	22.6	20.7	71.5	62.4
Provision for credit losses	20.4	9.7	57.9	52.6
Operating interest	29.2	28.3	82.0	77.6
Depreciation and amortization	39.0	34.6	113.7	98.6
Total cost of services	274.3	249.2	817.0	780.2
General and administrative	92.0	92.1	251.9	281.6
Sales and marketing	97.3	80.9	285.9	259.9
Depreciation and amortization	44.7	46.9	135.5	140.9
Operating income	183.6	196.4	497.6	529.0
Financing interest expense, net of financial instruments	(63.8)	(58.4)	(181.8)	(178.5)
Change in fair value of contingent consideration	(0.7)	(0.1)	(2.3)	(3.5)
Net foreign currency (loss) gain	(2.6)	3.2	(3.3)	(9.7)
Income before income taxes	116.4	141.1	310.2	337.2
Income tax expense	36.2	38.2	90.3	91.6
Net income	$80.3	$102.9	$219.8	$245.7

Net income per share:
Basic	$2.34	$2.56	$6.13	$5.95
Diluted	$2.30	$2.52	$6.07	$5.89
Weighted average common shares outstanding:
Basic	34.4	40.3	35.8	41.3
Diluted	34.8	40.8	36.2	41.7

WEX INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$812.9	$595.8
Restricted cash	668.6	837.8
Accounts receivable, net	3,816.1	3,008.6
Investment securities	4,129.2	3,764.7
Securitized accounts receivable, restricted	138.9	109.6
Prepaid expenses and other current assets	149.7	199.0
Total current assets	9,715.5	8,515.5
Property, equipment and capitalized software	258.5	261.2
Goodwill and other intangible assets	4,146.8	4,243.3
Investment securities	81.0	80.5
Deferred income taxes, net	16.8	18.3
Other assets	214.7	202.8
Total assets	$14,433.3	$13,321.6

Liabilities and Stockholders’ Equity
Accounts payable	$1,460.4	$1,090.9
Accrued expenses and other current liabilities	665.9	653.6
Restricted cash payable	667.4	837.0
Short-term deposits	5,152.9	4,452.7
Short-term debt, net	1,306.8	1,293.2
Total current liabilities	9,253.4	8,327.3
Long-term debt, net	3,719.1	3,082.1
Deferred income taxes, net	174.6	145.6
Other liabilities	167.8	277.7
Total liabilities	13,314.9	11,832.8
Total stockholders’ equity	1,118.4	1,488.8
Total liabilities and stockholders’ equity	$14,433.3	$13,321.6

WEX INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities	$159.6	$(157.0)

Cash flows from investing activities
Purchases of property, equipment and capitalized software	(102.2)	(108.6)
Purchase of other investments	(11.7)	(18.0)
Purchases of available-for-sale debt securities	(923.6)	(900.9)
Sales and maturities of available-for-sale debt securities	653.4	309.4
Acquisition of intangible assets	(14.5)	(5.1)
Other investing activities	4.4	(0.9)
Net cash used for investing activities	(394.3)	(724.0)

Cash flows from financing activities
Repurchases of common stock	(799.8)	(543.6)
Net change in deposits	697.6	388.8
Net change in restricted cash payable	(215.6)	(480.4)
Payments of deferred and contingent consideration	(76.7)	(93.7)
Other financing activities	(39.3)	(23.5)
Net debt activity [1]	650.7	711.3
Net cash provided by financing activities	216.8	(41.1)
Effect of exchange rates on cash, cash equivalents and restricted cash	62.3	3.9
Net change in cash, cash equivalents and restricted cash	44.4	(918.2)
Cash, cash equivalents and restricted cash, beginning of period	1,437.0	2,230.0
Cash, cash equivalents and restricted cash, end of period	$1,481.5	$1,311.8

1 Net debt activity includes: borrowings and repayments on revolving credit facility; borrowings and repayments on term loans; proceeds from issuance of Senior Notes; borrowings and repayments on Bank Term Funding Program (BTFP); advances from and repayments to Federal Home Loan Bank (FHLB); net change in borrowed federal funds; and net borrowings on or repayments of other debt.

Exhibit 1 Reconciliation of Non-GAAP Measures
(in millions, except per share data) (unaudited)

Reconciliation of GAAP Net Income Attributable to Shareholders to Non-GAAP Adjusted Net Income Attributable to Shareholders

	Three Months Ended September 30,
	2025		2024
		per diluted share		per diluted share
Net income	$80.3	$2.30	$102.9	$2.52
Unrealized gain on financial instruments	(0.3)	(0.01)	(0.9)	(0.02)
Net foreign currency loss (gain)	2.6	0.07	(3.2)	(0.08)
Change in fair value of contingent consideration	0.7	0.02	0.1	—
Acquisition-related intangible amortization	47.9	1.38	50.4	1.24
Other acquisition and divestiture related items	5.0	0.14	2.4	0.06
Stock-based compensation	34.7	1.00	29.8	0.73
Other costs	3.6	0.10	12.6	0.31
Debt restructuring and debt issuance cost amortization	2.3	0.07	4.3	0.11
Tax related items	(17.1)	(0.49)	(20.9)	(0.51)
Adjusted net income	$159.7	$4.59	$177.5	$4.35

	Nine Months Ended September 30,
	2025		2024
		per diluted share		per diluted share
Net income	$219.8	$6.07	$245.7	$5.89
Unrealized gain on financial instruments	(0.7)	(0.02)	(0.6)	(0.01)
Net foreign currency loss	3.3	0.09	9.7	0.23
Change in fair value of contingent consideration	2.3	0.06	3.5	0.08
Acquisition-related intangible amortization	145.1	4.01	151.9	3.64
Other acquisition and divestiture related items	9.4	0.26	9.3	0.22
Stock-based compensation	80.4	2.22	89.8	2.15
Other costs	22.9	0.63	37.8	0.91
Debt restructuring and debt issuance cost amortization	6.3	0.17	12.0	0.29
Tax related items	(54.4)	(1.50)	(71.1)	(1.70)
Adjusted net income	$434.3	$11.99	$488.1	$11.70

Reconciliation of GAAP Operating Income to Non-GAAP Total Segment Adjusted Operating Income and Adjusted Operating Income

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	(margin)[1]	2024	(margin)[1]	2025	(margin)[1]	2024	(margin)[1]
Operating income	$183.6	26.5%	$196.4	29.5%	$497.6	25.0%	$529.0	26.6%
Unallocated corporate expenses	23.7		24.1		74.1		73.8
Acquisition-related intangible amortization	47.9		50.4		145.1		151.9
Other acquisition and divestiture related items	3.8		1.6		5.0		5.4
Stock-based compensation	34.7		29.8		80.4		89.8
Other costs	3.6		14.8		22.3		42.0
Total segment adjusted operating income	$297.2	43.0%	$317.1	47.6%	$824.4	41.5%	$891.9	44.8%
Unallocated corporate expenses	(23.7)		(24.1)		(74.1)		(73.8)
Adjusted operating income	$273.5	39.5%	$293.0	44.0%	$750.3	37.7%	$818.1	41.1%
1 Margins are derived by dividing the applicable measures by total net revenue for the Company.

The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, debt restructuring costs, stock-based compensation, other costs and certain non-recurring or non-cash operating charges that are not core to our operations, as applicable depending on the period presented. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.
The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, debt restructuring costs and debt issuance cost amortization, tax related items and certain other non-operating items and non-recurring or non-cash operating charges that are not core to our operations, as applicable depending on the period presented.
Although adjusted net income, adjusted operating income, and total segment adjusted operating income are not calculated in accordance with GAAP, our management team believes these non-GAAP measures are integral to our reporting and planning processes and uses them to assess operating performance because they generally exclude financial results that are outside the normal course of our business operations or management’s control. These measures are also used to allocate resources among our operating segments and for internal budgeting and forecasting purposes for both short- and long-term operating plans.
For the periods presented herein, the following items have been excluded in determining one or more non-GAAP measures for the following reasons:
•Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future periods difficult to evaluate;
•Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany transactions denominated in foreign currencies and any gain or loss on foreign currency economic hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations;
•The change in fair value of contingent consideration, which is related to the acquisition of certain contractual rights to serve as custodian or sub-custodian to HSAs, is dependent upon changes in future interest rate assumptions and has no significant impact on the ongoing operations of the Company. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future periods difficult to evaluate;
•The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration-related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses on divestitures facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in our industry;
•Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time;

•Other costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. This also includes non-recurring professional service costs, costs related to certain identified initiatives, including restructuring and technology initiatives, to further streamline the business, improve the Company’s efficiency, create synergies and globalize the Company’s operations, all with an objective to improve scale and efficiency and increase profitability going forward.
•Impairment charges represent non-cash asset write-offs, which do not reflect recurring costs that would be relevant to the Company’s continuing operations. The Company believes that excluding these nonrecurring expenses facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in its industry;
•Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry;
•The tax related items are the difference between the Company’s GAAP tax provision and a non-GAAP tax provision. The Company utilizes a fixed annual projected long-term non-GAAP tax rate in order to provide better consistency across reporting periods. To determine this long-term projected tax rate, the Company performs a pro forma tax provision based upon the Company’s projected adjusted net income before taxes. The fixed annual projected long-term non-GAAP tax rate could be subject to change in future periods for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations; and
•The Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment.
WEX believes that adjusted net income, adjusted operating income, and total segment adjusted operating income may also be useful to investors when evaluating the Company’s performance. However, because adjusted net income, adjusted operating income, and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income or operating income, as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income, and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow

Adjusted free cash flow is calculated as cash flows from operating activities adjusted for net purchases of current investment securities, capital expenditures, net Funding Activity, changes in WEX Bank cash balances and certain other adjustments.

Although non-GAAP adjusted free cash flow is not calculated in accordance with GAAP, WEX believes that adjusted free cash flow is a useful measure for investors to further evaluate our results of operations because (i) adjusted free cash flow indicates the level of cash generated by the operations of the business, which excludes consideration paid on acquisitions, after appropriate reinvestment for recurring investments in property, equipment and capitalized software that are required to operate the business; (ii) net Funding Activity includes fluctuations in deposits and other borrowings primarily used as part of our accounts receivable funding strategy; (iii) purchases of current investment securities are made as a result of deposits gathered operationally; and (iv) WEX Bank cash balances may be increased or decreased for reasons other than matching operating activity. However, because adjusted free cash flow is a non-GAAP measure, it should not be considered as a substitute for, or superior to, operating cash flow as determined in accordance with GAAP. In addition, adjusted free cash flow as used by WEX may not be comparable to similarly titled measures employed by other companies.
The following table reconciles GAAP operating cash flow to adjusted free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating cash flow	$376.6	$3.3	$159.6	$(157.0)
Adjustments to operating cash flow, as reported:
Change in WEX Bank cash balances	(47.5)	125.3	(162.3)	383.8
Other adjustments[1]	1.5	—	61.9	67.1
Net Funding Activity[2]	(178.1)	372.2	693.0	792.0
Net sales and maturities (purchases) of current investment securities	48.7	(276.3)	(273.3)	(584.8)
Capital expenditures	(35.0)	(35.0)	(102.2)	(108.6)
Adjusted free cash flow	$166.2	$189.5	$376.7	$392.5
1 For the nine months ended September 30, 2025 and 2024, other adjustments is substantially comprised of contingent and deferred consideration paid to sellers in excess of acquisition-date fair value.
2 Net Funding Activity includes the change in net deposits, net advances from the FHLB, changes in participation debt, and changes in borrowings under the BTFP and borrowed federal funds.

Exhibit 2 Impact of Certain Macro Factors on Reported Revenue and Adjusted Net Income (in millions, except per share data) (unaudited)
The tables below show the impact of certain macro factors on reported revenue:

	Segment Revenue Results
	Mobility		Benefits		Corporate Payments		Total WEX Inc.
	Three months ended September 30,
	2025	2024	2025	2024	2025	2024	2025	2024
Reported revenue	$360.8	$357.2	$198.1	$181.5	$132.8	$126.9	$691.8	$665.5
FX impact (favorable) / unfavorable	$(0.9)		$—		$(1.9)		$(2.7)
PPG impact (favorable) / unfavorable	$6.0		$—		$—		$6.0
	Nine months ended September 30,
	2025	2024	2025	2024	2025	2024	2025	2024
Reported revenue	$1,040.8	$1,055.6	$592.5	$552.5	$354.5	$383.5	$1,987.9	$1,991.6
FX impact (favorable) / unfavorable	$(0.4)		$—		$(1.7)		$(2.1)
PPG impact (favorable) / unfavorable	$30.4		$—		$—		$30.4
To determine the impact of foreign exchange translation (“FX”) on revenue, revenue from entities whose functional currency is not denominated in U.S. dollars, as well as revenue from purchase volume transacted in non-U.S. denominated currencies, were translated using the weighted average exchange rates for the same period in the prior year, exclusive of revenue derived from acquisitions for one year following the acquisition dates.
To determine the impact of price per gallon of fuel (“PPG”) on revenue, revenue subject to changes in fuel prices was calculated based on the average retail price of fuel for the same period in the prior year for the portion of our business that earns revenue based on a percentage of fuel spend, exclusive of revenue derived from acquisitions for one year following the acquisition dates. For the portions of our business that earn revenue based on margin spreads, revenue was calculated utilizing the comparable margin from the prior year.
The table below shows the impact of certain macro factors on adjusted net income by segment:

	Segment Estimated Adjusted Net Income Attributable to Shareholders Impact
	Mobility		Benefits		Corporate Payments
	Three months ended September 30,
	2025	2024	2025	2024	2025	2024
FX impact (favorable) / unfavorable	$—	$—	$—	$—	$(1.2)	$—
PPG impact (favorable) / unfavorable	$3.7	$—	$—	$—	$—	$—

	Nine months ended September 30,
	2025	2024	2025	2024	2025	2024
FX impact (favorable) / unfavorable	$(0.6)	$—	$(0.3)	$—	$(1.6)	$—
PPG impact (favorable) / unfavorable	$19.0	$—	$—	$—	$—	$—
To determine the estimated adjusted net income impact of FX on revenue and expenses from entities whose functional currency is not denominated in U.S. dollars, as well as revenue and variable expenses from purchase volume transacted in non-U.S. denominated currencies, amounts were translated using the weighted average exchange rates for the same period in the prior year, net of tax, exclusive of revenue and expenses derived from acquisitions for one year following the acquisition dates.
To determine the estimated adjusted net income impact of PPG, revenue and certain variable expenses impacted by changes in fuel prices were adjusted based on the average retail price of fuel for the same period in the prior year for the portion of our business that earns revenue based on a percentage of fuel spend, net of applicable taxes, exclusive of revenue and expenses derived from acquisitions for one year following the acquisition dates. For the portions of our business that earn revenue based on margin spreads, revenue was adjusted to the comparable margin from the prior year, net of applicable taxes.

Exhibit 3 Selected Other Metrics (in millions, except rate statistics) (unaudited)
	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Mobility:
Payment processing transactions (1)	140.0	139.2	134.5	138.5	146.5
Payment processing gallons of fuel (2)	3,639.8	3,625.4	3,527.7	3,600.7	3,730.5
Average US fuel price (US$ / gallon)	$3.38	$3.28	$3.32	$3.25	$3.45
Payment processing $ of fuel (3)	$12,641.4	$12,216.2	$12,017.9	$12,003.4	$13,227.5
Net payment processing rate (4)	1.33%	1.31%	1.30%	1.36%	1.38%
Payment processing revenue	$168.2	$160.4	$156.4	$163.4	$183.2
Net late fee rate (5)	0.53%	0.54%	0.53%	0.57%	0.45%
Late fee revenue (6)	$67.2	$65.9	$63.7	$68.4	$59.0
Corporate Payments:
Purchase volume (7)	$23,176.6	$20,496.8	$17,285.2	$16,541.3	$23,394.4
Net interchange rate (8)	0.47%	0.48%	0.50%	0.52%	0.45%
Payment solutions processing revenue	$109.7	$97.7	$85.7	$85.5	$104.8
Benefits:
Average number of SaaS accounts (9)	21.5	21.2	21.5	20.4	20.3
Purchase volume (10)	$1,770.5	$2,002.6	$2,329.9	$1,617.1	$1,645.7
Average HSA custodial cash assets	$4,808.5	$4,705.4	$4,608.9	$4,366.0	$4,315.0
Definitions and explanations:
(1) Payment processing transactions represents the total number of purchases made by fleets that have a payment processing relationship with WEX.
(2) Payment processing gallons of fuel represents the total number of gallons of fuel purchased by fleets that have a payment processing relationship with WEX.
(3) Payment processing dollars of fuel represents the total dollar value of the fuel purchased by fleets that have a payment processing relationship with WEX.
(4) Net payment processing rate represents the percentage of the dollar value of each payment processing transaction that WEX records as revenue from merchants, less certain discounts given to customers and network fees.
(5) Net late fee rate represents late fee revenue as a percentage of fuel purchased by fleets that have a payment processing relationship with WEX.
(6) Late fee revenue represents fees charged for payments not made within the terms of the customer agreement based upon the outstanding customer receivable balance.
(7) Purchase volume represents the total dollar value of all WEX issued transactions that use WEX corporate card products and virtual card products.
(8) Net interchange rate represents the percentage of the dollar value of each payment processing transaction that WEX records as revenue from merchants, less certain discounts given to customers and network fees.
(9) Average number of SaaS accounts represents the number of active consumer-directed health, COBRA, and billing accounts on our SaaS platforms.
(10) Purchase volume represents the total dollar value of all transactions where interchange is earned by WEX.

Exhibit 4 Segment Revenue Information (in millions) (unaudited)

	Three months ended September 30,		Increase (decrease)		Nine months ended September 30,		Increase (decrease)
Mobility	2025	2024	Amount	Percent	2025	2024	Amount	Percent
Revenues
Payment processing revenue	$168.2	$183.2	$(15.0)	(8.2)%	$484.9	$531.1	$(46.2)	(8.7)%
Account servicing revenue	53.7	49.0	4.7	9.6%	155.6	145.2	10.4	7.2%
Finance fee revenue	82.9	70.2	12.7	18.1%	238.1	217.9	20.2	9.3%
Other revenue	56.0	54.7	1.3	2.4%	162.2	161.4	0.8	0.5%
Total revenues	$360.8	$357.2	$3.7	1.0%	$1,040.8	$1,055.6	$(14.8)	(1.4)%

	Three months ended September 30,		Increase (decrease)		Nine months ended September 30,		Increase (decrease)
Corporate Payments	2025	2024	Amount	Percent	2025	2024	Amount	Percent
Revenues
Payment processing revenue	$109.7	$104.8	$4.9	4.7%	$293.1	$324.2	$(31.1)	(9.6)%
Account servicing revenue	18.3	15.5	2.8	18.2%	47.0	35.8	11.2	31.3%
Finance fee revenue	0.3	0.2	—	NM	1.0	0.4	0.7	NM
Other revenue	4.5	6.4	(1.9)	(29.2)%	13.4	23.1	(9.7)	(42.1)%
Total revenues	$132.8	$126.9	$5.9	4.7%	$354.5	$383.5	$(29.0)	(7.6)%

	Three months ended September 30,		Increase (decrease)		Nine months ended September 30,		Increase (decrease)
Benefits	2025	2024	Amount	Percent	2025	2024	Amount	Percent
Revenues
Payment processing revenue	$23.8	$21.9	$1.9	8.7%	$80.8	$75.0	$5.8	7.7%
Account servicing revenue	113.3	110.0	3.2	2.9%	339.7	335.5	4.2	1.3%
Finance fee revenue	—	0.1	—	NM	0.1	0.3	(0.1)	NM
Other revenue	61.0	49.4	11.6	23.4%	172.0	141.8	30.2	21.3%
Total revenues	$198.1	$181.5	$16.7	9.2%	$592.5	$552.5	$40.0	7.2%

NM - Not meaningful

Exhibit 5 Segment Adjusted Operating Income and Adjusted Operating Income Margin Information (in millions) (unaudited)

	Segment Adjusted Operating Income		Segment Adjusted Operating Income Margin (1)
	Three Months Ended September 30,		Three Months Ended September 30,
	2025	2024	2025	2024
Mobility	$146.7	$167.1	40.7%	46.8%
Corporate Payments	63.8	71.5	48.0%	56.4%
Benefits	86.7	78.4	43.8%	43.2%
Total segment adjusted operating income	$297.2	$317.1	43.0%	47.6%

	Segment Adjusted Operating Income		Segment Adjusted Operating Income Margin(1)
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Mobility	$412.2	$452.4	39.6%	42.9%
Corporate Payments	153.7	210.5	43.4%	54.9%
Benefits	258.5	229.0	43.6%	41.4%
Total segment adjusted operating income	$824.4	$891.9	41.5%	44.8%

1 Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment (or the entire Company in the case of total segment adjusted operating income). See Exhibit 1 for a reconciliation of GAAP operating income and related margin to total segment adjusted operating income and related margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted operating income	$273.5	$293.0	$750.3	$818.1
Adjusted operating income margin (1)	39.5%	44.0%	37.7%	41.1%

1 Adjusted operating income margin is derived by dividing adjusted operating income by total revenues of the entire Company as shown on the Condensed Consolidated Statement of Operations. See Exhibit 1 for a reconciliation of GAAP operating income and related margin to adjusted operating income and related margin.

News Media Contact:
WEX
Megan Zaroda, 610-379-6211
Megan.Zaroda@wexinc.com

Investor Contact:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com